Exhibit 99.1

Amicus Therapeutics Announces Additional Positive Data in Pompe Disease Phase 1/2 Study at World Muscle Society

Mean Six-Minute Walk Distance Improved in ERT-Naive Patients (+42 Meters at 6 Months, +75 Meters at 9 Months) and ERT-Switch Patients (+35 Meters at 6 Months, +37 Meters at 9 Months)

Persistent & Durable Reductions in Key Disease Biomarkers

Pulmonary Function Generally Improved or Remained Stable at 6 and 9 Months

Very Low Number (<1%) of Infusion Associated Reactions Observed After 400+ Infusions

Conference Call at 8:30am ET

CRANBURY, NJ, October 4, 2017 — Amicus Therapeutics (Nasdaq: FOLD) today announced additional positive results from a global Phase 1/2 clinical study (ATB200-02) to investigate ATB200/AT2221 in patients with Pompe disease, an inherited lysosomal storage disorder caused by an enzyme deficiency that leads to accumulation of glycogen (disease substrate) in cells. Consistent with previous results, patients who completed six months of treatment with ATB200/AT2221 showed improvements in six-minute walk test (6MWT) distance and other measures of motor function, stability or increases in forced vital capacity (FVC), and further reductions in biomarkers of muscle damage and disease substrate, with consistent results reported in initial patients who completed nine months of treatment. These clinical results were featured at the 22nd International Congress of the World Muscle Society in a late-breaker poster(1). With these data, Amicus plans to continue a series of collaborative discussions with regulators in the US and EU, and expects to provide an update in the first half of 2018.

John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics stated, “These remarkable data from our Pompe clinical study of ATB200/AT2221 have once again exceeded our expectations. The consistency, durability and magnitude of the functional outcomes align with significant and continued reductions in key biomarkers of muscle damage and disease substrate, across patients, across cohorts and over significant periods of time. Taken together the strength of these results suggest the effect of ATB200/AT2221 may be very clinically meaningful for people living with Pompe disease. We are committed to working collaboratively with regulators to determine the fastest regulatory pathways that may be available to bring this new treatment paradigm to as many patients living with Pompe disease globally, as quickly as possible.”

Mark Roberts, MD, Department of Neurology, Salford Royal NHS Foundation Trust and Principal Investigator in the ATB200-02 study stated, “I believe that the results from this Phase 1/2 clinical study show striking improvements in functional measures and key biomarkers during the first six months of treatment, in addition to continued, further benefit out to nine months. I am especially intrigued by the six-minute walk distance and other motor function tests in the ERT-switch patients who historically have declining motor function following two or more years of treatment. These clinical data are compelling and suggest that ATB200/AT2221 has the potential to shift the treatment paradigm for Pompe disease.”

ATB200-02 Full Study Data — Highlights in ERT-Switch and ERT-Naive Patients

Safety, Tolerability & Pharmacokinetics (PK) (n=20)

Safety and tolerability data in all 20 patients reflect a maximum of 72 weeks of treatment. To date, adverse events have been generally mild and transient. Importantly, ATB200/AT2221 has resulted in a low rate of infusion-associated reactions

(IARs) following 400+ infusions (three events of IARs in two patients; <1% of all 400+ infusions with an IAR). As previously reported, the clinical pharmacokinetic profile has been consistent with previously reported preclinical data.

Pharmacodynamic (PD) Data on Muscle Damage and Disease Substrate Biomarkers (n=20)

Treatment with ATB200/AT2221 resulted in reductions in key disease biomarkers across all patient cohorts after up to 58 weeks and continue to suggest a positive effect on muscle cells.

•                  Muscle damage biomarkers: Creatine kinase (CK) enzyme, alanine aminotransferase (ALT), and aspartate aminotransferase (AST), are biomarkers indicative of muscle damage in Pompe disease. Mean reductions from baseline were approximately 25-35%, 5-25% and 40-55% for the ambulatory ERT-switch (n=11), non-ambulatory ERT-switch (n=4) and ERT-naïve (n=5) patients, respectively.

•                  Disease substrate biomarker: Urine hexose tetrasaccharide (Hex4) is a biomarker of glycogen build-up. Mean reductions from baseline were approximately 40%, 35% and 55% for the ambulatory ERT-switch (n=11), non-ambulatory ERT-switch (n=4) and ERT-naïve (n=5) patients, respectively.

Functional Outcomes (n=18)

Data on 6-month functional outcomes are available for 18 of the 20 patients enrolled (one patient dropped out of the extension study due to travel burden and family considerations, while month 6 assessments are pending in one patient due to an incomplete visit). Muscle function improved in 16 patients and was stable in two patients at month 6. Muscle function improved in 10 out of 10 patients with available data at month 9.

•                  Muscle Function:

•                  Motor function (n=14): Six-minute walk test (6MWT) distance, a primary measure of motor function in Pompe disease patients, improved in both ERT-naive and ERT-switch patients and was durable to month 9. ERT-naive patients showed mean increases of 42 meters at month 6 (n=5) and 75 meters at month 9 (n=2). ERT-switch patients showed mean increases of 35 meters at month 6 (n=9) and 37 meters at month 9 (n=8). Other motor function tests showed mean improvements consistent with 6MWT distance.

•                  Muscle Strength (n=4): All four non-ambulatory ERT-switch patients showed improvements in upper extremity strength (elbow and shoulder) from baseline to month 6, as measured by quantitative muscle testing (QMT) and manual muscle testing (MMT).

•                  Pulmonary Function: Forced vital capacity (FVC), the primary measure of pulmonary function in Pompe disease, improved in ERT-naïve patients, with mean absolute change in percent predicted FVC of +4.2% at month 6 (n=5) and +5.0% at month 9 (n=2). FVC was generally stable in ERT-switch patients with mean absolute change in percent predicted FVC of -1.0% at month 6 (n=8) and -2.0% at month 9 (n=7). Other pulmonary tests included maximal inspiratory pressure (MIP), a measure of inhalation, and maximal expiratory pressure (MEP), a measure of exhalation. MIP and MEP were generally stable or increased in both ERT-naïve and ERT-switch patients.

Summary of Functional Outcomes from Baseline to Month 6

Cohort 1 ERT-Switch Patients: Functional Outcomes on ATB200/AT2221 from Baseline to Month 6 and 9

	Motor Function Tests						Pulmonary Function Tests
	6MWT (m)	4 Stair Climb (sec)	Timed up and go (sec)	10m walk (sec)	Gowers#	GSGC Score	FVC (%)	MIP	MEP
Baseline Mean (SD) (n=10)	397.2 (96.8)	4.1 (2.7)	10.5 (6.6)	7.4 (3.0)	7.9 (2.8)	12.6 (4.8)	52.6 (14.7)	35.7 (11.0)	72.6 (32.6)
Change at Month 6 (SD) (n=9)	+35.3 (40.1)	-1.0 (1.2)	-2.2 (3.4)	-0.3 (1.6)	-2.2 (2.0)	-0.8 (3.0)	-1.0 (4.2)	+0.9 (4.5)	+20.3 (42.4)
Change at Month 9 (SD) (n=8)	+37.2 (33.8)	-0.9 (1.3)	-0.6 (2.5)	0.1 (1.3)	-2.1 (1.3)	-0.9 (3.5)	-2.0 (3.6)	-1.4 (2.7)	+31.1 (39.3)

Cohort 3 ERT-Naïve Patients: Functional Outcomes on ATB200/AT2221 from Baseline to Month 6 and 9

	Motor Function Tests						Pulmonary Function Tests
	6MWT (m)	4 Stair Climb (sec)	Timed up and go (sec)	10m walk (sec)	Gowers#	GSGC Score	FVC (%)	MIP	MEP
Baseline Mean (SD) (n=5)	399.5 (83.5)	4.2 (1.5)	9.4 (2.9)	7.9 (3.0)	13.9 (11.0)	12.2 (3.6)	53.4 (20.3)	32.6 (18.5)	60.6 (8.3)
Change at Month 6 (SD) (n=5)	+41.8 (29.4)	-0.6 (0.3)	-1.0 (1.1)	-0.7 (1.1)	7.9* (21.0)	-1.8 (3.8)	+4.2 (5.6)	+11.0 (5.0)	-0.4 (12.4)
Change at Month 9 (SD) (n=2)	+74.9 (4.0)	-0.8 (0.3)	-1.6 (1.0)	-1.0 (0.1)	-1.3 (0.0)	-4.0 (1.4)	+5.0 (1.4)	+1.5 (0.7)	-1.0 (19.8)

*Median change from baseline was -0.8 and 4/5 had decrease; # N=9 Missing values not obtained due to patient refusal to perform test

Conference Call and Webcast

Amicus Therapeutics will host a conference call and webcast today, October 4, 2017 at 8:30 a.m. ET. Interested participants and investors may access the conference call by dialing 877-303-5859 (U.S./Canada) or 678-224-7784 (international); conference ID 96220532. The slide presentation to accompany this conference call and webcast will be available at http://ir.amicusrx.com/events.cfm.

An audio webcast can also be accessed via the Investors section of the Amicus Therapeutics corporate web site at http://ir.amicusrx.com/events.cfm, and will be archived for 30 days. Web participants are encouraged to go to the web site 15 minutes prior to the start of the call to register, download and install any necessary software. A telephonic replay of the call will be available for seven days beginning at 11:30 a.m. ET today. Access numbers for this replay are 855-859-2056 (U.S./Canada) and 404-537-3406 (international); conference ID 96220532.

About ATB200-02 Clinical Study

The primary objectives of the open-label ATB200-02 clinical study are to evaluate the safety, tolerability, pharmacokinetics (PK), and pharmacodynamics (PD) of ATB200/AT2221 over an 18-week primary treatment period followed by a long-term extension. Sixteen clinical sites in five countries participated in the ATB200-02 clinical study. The study enrolled a total of 20 patients at 16 participating sites in five countries across three patient cohorts: ambulatory ERT-switch (Cohort 1, n=11), non-ambulatory ERT-switch (Cohort 2, n=4) and ERT-naïve (Cohort 3, n=5). Patients in Cohort 1 received escalating doses of ATB200 (5, 10, 20 mg/kg), followed by 3 doses of 20 mg/kg ATB200 plus low dose AT2221, followed by ongoing doses of 20 mg/kg ATB200 plus high dose AT2221. Patients in Cohort 2 and 3 patients have all received 20 mg/kg ATB200 plus high dose AT2221.

About ATB200/AT2221

ATB200/AT2221 is a novel treatment paradigm that consists of ATB200, a unique recombinant human acid alpha-glucosidase (rhGAA) enzyme with optimized carbohydrate structures, particularly mannose-6 phosphate (M6P), to enhance uptake, co-administered with AT2221, a pharmacological chaperone. In preclinical studies, ATB200 was associated with increased tissue enzyme levels and reduced glycogen levels in muscle, which was further improved when AT2221 was co-administered with ATB200. Amicus Therapeutics is currently conducting a global Phase 1/2 study (ATB200-02) to evaluate the safety, tolerability, pharmacokinetics (PK) and pharmacodynamics of ATB200/AT2221.

About Pompe Disease

Pompe disease is an inherited lysosomal storage disorder caused by deficiency of the enzyme acid alpha-glucosidase (GAA). Reduced or absent levels of GAA leads to accumulation of glycogen in cells, which is believed to result in the clinical manifestations of Pompe disease. Pompe disease can be debilitating, and is characterized by severe muscle weakness that worsens over time. Pompe disease ranges from a rapidly fatal infantile form with significant impacts to heart function to a more slowly progressive, late-onset form primarily affecting skeletal muscle. It is estimated that Pompe disease affects approximately 5,000 to 10,000 people worldwide.

For more information, download our Pompe disease infographic.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a global biotechnology company at the forefront of therapies for rare and orphan diseases. The Company has a robust pipeline of advanced therapies for a broad range of human genetic diseases. Amicus’ lead programs in development include the small molecule pharmacological chaperone migalastat as a monotherapy for Fabry disease, as well as novel enzyme replacement therapy (ERT) and biologic products for Fabry disease, Pompe disease, and other rare and devastating diseases.

Forward-Looking Statements

This press release contains “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to encouraging preliminary data from a global Phase 1/2 study to investigate ATB200/AT2221 for the treatment of Pompe and  the potential implications on these data for the future advancement and development of ATB200/AT2221. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “confidence,” “encouraged,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. The forward looking statements included in this press release are based on management’s current expectations and belief’s which are subject to a number of risks, uncertainties and factors,  including that the preliminary data based on a small patient sample and reported before completion of the study  will not  be predictive of future results,  that results of additional preliminary data or data from  the completed study or any future study will not yield results that are consistent with the preliminary data presented, that the Company will be not  able to demonstrate the safety and efficacy of ATB200/AT2221, that later  study results will not support  further development, or even if such later  results are favorable, that the Company will not be able to  successfully complete the development of, obtain regulatory approval for, or successfully commercialize  ATB200/AT2221.  In addition, all forward looking statements are subject to the other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on 10-Q for the Quarter ended June 30, 2017.  As a consequence, actual results may differ materially from those set forth in this press release.  You are cautioned not to place undue reliance on these forward looking statements, which speak only of the date hereof.  All forward looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise this press release to reflect events or circumstances after the date hereof.

(1)Roberts, et. al., 22nd International Congress of the World Muscle Society, First-in-Human Study of ATB200/AT2221 in Patients With Pompe Disease: Interim Results From the ATB200-02 Trial

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LB.P.3 First-in-Human Study of ATB200/AT2221 in Patients With Pompe Disease: Interim Results From the ATB200-02 Trial Roberts M1, Sitaraman S2, Barth JA2, Sathe S2, on behalf of the ATB200-02 Clinical Trial Investigators (Drago Bratkovic, Barry J. Byrne, Paula Clemens, Tarekegn Geberhiwot, Ozlem Goker-Alpan, Priya Kishnani, Xue Ming, Tahseen Mozaffar, Peter Schwenkreis, Kumaraswamy Sivakumar, Ans T. van der Ploeg, Benedikt Schoser) 1Salford Royal NHS Foundation Trust, Salford, UK; 2Amicus Therapeutics, Inc., Cranbury, NJ, USA • Improvement in motor function tests, along with 6MWT, were consistent with an overall improvement in muscle function for both ambulatory ERT-switch and ERT-naive patients (Table 3) INTRODUCTION Pompe disease is an inherited metabolic disease of impaired lysosomal glycogen clearance due to acid -glucosidase (GAA) deficiency, which leads to accumulation of the substrate most prominently in the heart, skeletal muscle, and smooth muscle1,2 Progressive accumulation of glycogen results in a spectrum of disease severity, often leading to organ failure and/or death. Skeletal muscle weakness and progressive respiratory involvement are predominant manifestations of late-onset Pompe disease (LOPD)1,2 Enzyme replacement therapy (ERT) with recombinant human GAA (rhGAA) is the definitive therapy for LOPD1 ATB200 is a next-generation rhGAA ERT designed with optimized glycosylation and high levels of mannose 6-phosphate residues for better uptake in target muscle tissues (Figure 1). The pharmacological chaperone AT2221 is co-administered with ATB200 to minimize denaturation of the enzyme in blood and maintain catalytic activity to deliver active ERT to lysosomes3,4 Preclinical studies were conducted in Gaa knockout mice to evaluate the pharmacokinetics (PK) and efficiency of glycogen reduction at varying ATB200 ERT and AT2221 chaperone doses. These data were used to estimate the comparable AT2221 chaperone doses in humans5 Study ATB200-02 (NCT02675465) was designed to evaluate the safety, tolerability, PK, pharmacodynamics (PD), and efficacy of ATB200 co-administered with AT2221 RESULTS Sixteen clinical sites in 5 countries participated in the ATB200-02 clinical study Patients were representative of the overall LOPD population (Table 1) Table 3. Other Motor Function Tests • • • Table 1. Baseline Characteristics (N=20) • • • 4 Stair Climb 4.1 (2.7) -1.0 (1.2) -0.9 (1.3) Sex, M:F 9:2 3:1 1:4 Gowers a 7.9 (2.8) -2.2 (2.0) -2.1 (1.3) • 6MWT, meters, mean (SD) 392.0 (93.4) NA 399.5 (83.5) • NA=not applicable; SD=standard deviation. aCohort 1 patients were required to have been on alglucosidase alfa for 2-6 years at baseline. Figure 1. Representative Schematic of ATB200/AT2221 and Go 4 Stair Climb 4.2 (1.5) -0.6 (0.3) -0.8 (0.3) Safety • AEs were generally mild and transient (Chaperone) Activity/Stability  Most common AEs reported as treatment related were nausea (3/20), tremor (3/20), headache (3/20), fatigue (3/20), diarrhea (2/20), muscle spasm (2/20), and joint swelling (2/20) Gowers 13.9 (11.0) 7.9b (21) -1.3 (0.0) • One serious AE was reported, which was unrelated to the study drug (hospitalization for lower respiratory tract infection) No patients discontinued the study due to an AE There were 3 incidents of infusion-associated reactions (IARs) in 400+ infusions, which were controlled by standard premedication aN=9; one patient refused to perform test. bMedian change from baseline was -0.8, and 4/5 patients had a decrease. • • • Consistent and substantial increases were observed in upper extremity strength in all nonambulatory ERT-switch patients at month 6 (Table 4)   One IAR event in a nonambulatory ERT-switch patient (skin discoloration) Two IAR events in an ERT-naive patient (localized pruritus, erythema and burning sensation) Table 4. Muscle Strength Testing in Nonambulatory ERT-Switch Patients (cohort 2) • Longest duration of treatment was 72 weeks Markers of Muscle Injury • Muscle damage markers (creatine kinase enzyme, alanine aminotransferase, and aspartate aminotransferase): Mean reductions from baseline were approximately 30-35%, 5-20%, and 40-55% for ambulatory ERT-switch (n=9), nonambulatory ERT-switch (n=4), and ERT-naive (n=5) patients, respectively (Figure 4) Glycogen accumulation marker (urine hexose tetrasaccharide [Hex4]): Mean reductions from baseline were approximately 39%, 32%, and 55% for ambulatory ERT-switch (n=9), nonambulatory ERT-switch (n=4), and ERT-naive (n=5) patients, respectively (Figure 4) ERT=enzyme replacement therapy; M6P=mannose 6-phosphate. • OBJECTIVE To evaluate the preliminary safety, PK, PD, and efficacy of ATB200/AT2221 in patients with Pompe disease enrolled in the phase 1/2 ATB200-02 study Shoulder Adductiona Shoulder Abductionc Elbow Flex Elbow Extension 1.0 (1.0) 1.3 (1.2) 2.0 (2.0) 2.0 (2.0) 1.3 (1.2) 1.3 (1.2) 2.3 (2.5) 2.0 (2.0) +0.7 (1.2) 0.0 (0.0) +1.0 (1.0) +1.0 (1.0) +0.7 (1.2) +0.5 (0.7) +0.7 (0.6) +0.7 (0.6) • Figure 4. Mean Percentage Change From Baseline in Markers of Muscle Injury and Disease Substrate in (A) Ambulatory ERT-Switch Patients; (B) Nonambulatory ERT-Switch Patients; and (C) ERT-Naive Patients Manual Muscle Testing, manual scoreb METHODS Study Design an=3 due to assessment not being performed at some visits for some patients. bScoring: (1) Visible muscle movement, but no movement at the joint; (2) Movement at the joint, but not against gravity; (3) Movement against gravity, but not against added resistance; (4) Movement against resistance, but less than normal; (5) Normal strength. cn=2 due to assessment not being performed at some visits for some patients. • ATB200-02 is an open-label, fixed-sequence, ascending-dose, first-in-human, phase 1/2 study to assess the safety, tolerability, PK, PD, and efficacy of intravenous infusions of ATB200 co-administered with oral AT2221 in adults with LOPD (Figure 2) • FVC was generally stable in ambulatory ERT-switch patients and increased in ERT-naive patients (Table 5)   Figure 2. ATB200-02 Study Design FVC was stable or increased in 5/8 and 5/7 ERT-switch patients at months 6 and 9, respectively FVC increased in 4/5 and 2/2 ERT-naive patients at months 6 and 9, respectively • Maximal inspiratory pressure (MIP) was stable and maximal expiratory pressure (MEP) increased in ambulatory ERT-switch patients; MIP increased and MEP was stable in ERT-naive patients (Table 5) Table 5. Forced Vital Capacity and Other Pulmonary Function Tests Baseline to Month 9, ERT-Switch MIP 35.7 (11.0) +0.9 (4.5) -1.4 (2.7) ATB200 20 mg/kg Fixed-Dose ATB200 + AT2221 QOW + high-dose AT2221 1 dose: 20 mg/kg + high-dose AT2221 MIP 32.6 (18.5) +11.0 (5.0) +1.5 (0.7) aFVC not available for 1 patient. QOW=every other week. aSafety data from 2 sentinel patients from Cohort 1 were reviewed at each dose level before dosing in Cohorts 2 and 3. bDuring stages 2 and 3, AT2221 was orally administered prior to the start of ATB200 intravenous infusion. For all doses, ATB200 was intravenously infused for a 4-hour duration. cThe first 2 patients in Cohorts 2 and 3 served as sentinel patients for their respective cohorts. SUMMARY AND CONCLUSIONS Key Inclusion Criteria • Males and females aged 18–65 years who were diagnosed with Pompe disease based on documented deficiency of GAA enzyme activity or by GAA genotyping Received ERT with alglucosidase alfa for 2-6 years (or >2 years for Cohort 2) prior to trial initiation (Cohort 1) Currently receiving alglucosidase alfa at a frequency of every other week and having completed the last 2 infusions without a drug-related adverse event (AE) resulting in dose interruption (Cohorts 1 and 2) Must be able to walk between 200 and 500 meters on the 6-Minute Walk Test (6MWT) (Cohorts 1 and 3) Upright forced vital capacity (FVC) must be 30-80% of predicted normal value (Cohorts 1 and 3) Must be wheelchair-bound and unable to walk unassisted (Cohort 2) • • • • • Analyses • Data are from interim analysis 4 (Figure 3) REFERENCES Kishnani PS et al. Genet Med. 2006;8(5):267-288. Bijvoet AGA et al. Hum Mol Gen. 1998;7(1):53-62. Gotschall R et al. Mol Genet Metab. 2015;114(2):S49. Khanna R et al. Presented at the 12th Annual WORLDSymposium™; February 29-March 4, 2016; San Diego, CA, USA. Data on file. Amicus Therapeutics, Inc. Figure 3. Summary of Analyses and Available Data 1. 2. 3. 4. 5. Cohort 1 (ERT-Switch Ambulatory, N=11) Cohort 2 (ERT-Switch Nonambulatory, N=4) Cohort 3 (ERT-Naive, N=5) Data are reported through an interim data analysis (maximum 58 weeks, 24 weeks, and 36 weeks for cohorts 1, 2, and 3, respectively). Missing values were either unable to be analyzed or not yet analyzed. BL=baseline; SE=standard error; WK=week. ACKNOWLEDGEMENTS The authors acknowledge the patients, their families, and Pompe disease patient organizations, as well as the study investigators. The authors would also like to thank Jacquelyn Wright and Franklin K Johnson (employees of Amicus Therapeutics, Inc.) for their contributions to this work. Third-party medical editing assistance was provided by ApotheCom and was supported by Amicus Therapeutics, Inc. • Safety and tolerability (n=11) • Biomarkers (n=11) • Functional assessments at • Safety and tolerability (n=4) • Biomarkers (n=4) • Functional assessments at Month 6 (n=4) • Functional assessments: – Muscle Strength Tests • Safety and tolerability (n=5) • Biomarkers (n=5) • Functional assessments at – Month 6 (n=5) – Month 9 (n=2) • Functional assessments: – 6MWT – Other motor function tests (time tests and GSGC) – Pulmonary function (FVC, MIP/MEP) Efficacy • 6MWT improved for both ambulatory ERT-switch and ERT-naive patients at month 6, with continued benefit to month 9 (Table 2) – Month 6 (n=9) – Month 9 (n=8) a  6MWT distance increased in 7/9 and 8/8 ERT-switch patients at months 6 and 9, respectively – Two patients were stable at month 6; 1 of them reached month 9 and had increased 6MWT • Functional assessments: – 6MWT – Other motor function tests (time tests and GSGC) – Pulmonary function (FVC, MIP/MEP) DISCLOSURES  6MWT distance increased in 5/5 and 2/2 ERT-naive patients at months 6 and 9, respectively Table 2. 6-Minute Walk Test Conflicts of Interest M. Roberts has no conflicts of interest to disclose. S. Sitaraman, J.A. Barth, and S. Sathe are employees of and own stock in Amicus Therapeutics. Baseline, Mean (SD) Change From Baseline to Month 6, Mean (SD) Change From Baseline to Month 9, Mean (SD) Cohort 1 ERT-Switch n=10 n=9 n=8 For questions, please contact Mark Roberts at markrob@doctors.org.uk. 397.2 (96.8) +35.3 (40.1) +37.2 (33.8) Cohort 3 ERT-Naive n=5 n=5 n=2 6MWT=6-minute walk test; FVC=forced vital capacity; GSGC=Gait, Stair, Gower, Chair; MEP=maximal expiratory pressure; MIP=maximal inspiratory pressure. aOne patient discontinued after completing stage 1 (week 18) due to travel burden and family considerations, and 1 patient’s month 6 data are pending. 399.5 (83.5) +41.8 (29.4) +74.9 (4.0) Results are given in meters. Supported by Amicus Therapeutics, Inc. Presented at the 22nd International Congress of the World Muscle Society; October 3-7, 2017; St. Malo, France Percent Change From Baseline (Mean ± SE) Percent Change From Baseline (Mean ± SE) Percent Change From Baseline (Mean ± SE) Percent Change From Baseline (Mean ± SE) Percent Change From Baseline (Mean ± SE) Percent Change From Baseline (Mean ± SE) •There is concordance in the data showing a parallel improvement in markers of muscle injury and substrate accumulation, motor function (endurance, timed tests, and muscle strength), and stabilization and/or improvement in respiratory function tests across the different cohorts •Muscle function improved in 16/18 and 10/10 patients at months 6 and 9, respectively •Increases in 6MWT distance were consistent and durable out to month 9 as were the improvements in other motor function tests in ambulatory ERT-switch and ERT-naive patients •Qualitative and quantitative measures showed increases in upper extremity strength in nonambulatory ERT-switch patients at month 6 •FVC was generally stable in ambulatory ERT-switch patients and increased in ERT-naive patients •The multi-dimensional impact of the therapy is suggestive that the combination regimen of ATB200/AT2221 has the potential to be an important treatment option for patients with Pompe disease. Further study of this regimen is ongoing MEP60.6 (8.3)-0.4 (12.4)-1.0 (19.8) MEP72.6 (32.6)+20.3 (42.4)+31.1 (39.3) Cohort 3 ERT-naiven=5n=5 n=2 FVC, % predicted53.4 (20.3)+4.2 (5.6)+5.0 (1.4) AssessmentBaseline,Change From Mean (SD)Baseline to Month 6, Mean (SD) Change From Mean (SD) Cohort 1n=10n=9 n=8 FVC, % predicteda 52.6 (14.7)-1.0 (4.2)-2.0 (3.6) Cohort 1Cohort 1 ERT-switch ambulatory patients (n=11)ERT-switch ambulatory patients (n=11) Stage 1Stage 2a,b Cohort 2 ERT-switch nonambulatory Fixed-SequenceFixed-Sequencepatients (n=4) Single Ascending DoseMultiple Ascending DosesCohort 3 ATB200 QOWATB200 + AT2221 QOWERT-naive ambulatory patients (n=5) 1 dose: 5 mg/kg3 doses:Stage 3b,c + low-dose AT2221 1 dose: 10 mg/kg 3 doses: Multiple doses: ATB200 20 mg/kgATB200 20 mg/kg A ATB200 doseATB200 dose escalation ATB200 20 mg/kgATB200 20 mg/kg +escalation ATB200 20 mg/kgATB200 20 mg/kg + (5>10>20) + low dose AT2221high dose AT2221(5>10>20) + low dose AT2221high dose AT2221 2525 1515 55 00 -5-5 -15-15 -25-25 -35-35 -45-45 -55-55 -65-65 B ATB200 20 mg/kg + high dose AT2221ATB200 20 mg/kg + high dose AT2221 2525 1515 55 00 -5-5 -15-15 -25-25 -35-35 -45-45 -55-55 -65-65 C ATB200 20 mg/kg + high dose AT2221ATB200 20 mg/kg + high dose AT2221 2525 1515 55 00 -5-5 -15-15 -25-25 -35-35 -45-45 -55-55 -65-65 VisitBLWK 2WK 4WK 12WK 24WK 36 N554-5552 VisitBLWK 2WK 4WK 12WK 24WK 36 N554-5552 Urine Hexose Tetrasaccharide (mmol/mol/creatinine) Alanine Aminotransferase (U/L) Aspartate Aminotransferase (U/L) Creatine Kinase (IU/L) VisitBLWK 2WK 4WK 12WK 24 N44434 VisitBLWK 2WK 4WK 12WK 24 N44434 Urine Hexose Tetrasaccharide (mmol/mol/creatinine) Alanine Aminotransferase (U/L) Aspartate Aminotransferase (U/L) Creatine Kinase (IU/L) Visit BL WK 2 WK 4 WK 6 WK 8 WK 10 WK 12 WK 14 WK 16 WK 18 WK 34 WK 46 WK 58 N 11 11 10 9-10 11 11 8-11 11 11 11 9 8 3 Visit BL WK 2 WK 4 WK 6 WK 8 WK 10 WK 12 WK 14 WK 16 WK 18 WK 34 WK 46 WK 58 N 11 11 10 9-10 11 11 8-11 11 11 11 9 8 3 Urine Hexose Tetrasaccharide (mmol/mol/creatinine) Alanine Aminotransferase (U/L) Aspartate Aminotransferase (U/L) Creatine Kinase (IU/L) AssessmentMuscle Group Tested Baseline,Change From Baseline to Mean (SD)Month 6, Mean (SD) Right Left Right Left Quantitative Muscle Testing—Dynamometer, pounds force Shoulder Adductiona1.5 (1.9)4.2 (6.8)+5.8 (8.4)+2.3 (4.4) Shoulder Abduction6.9 (7.6)9.8 (10.9)+0.8 (1.5)+0.3 (5.1) Elbow Flex4.9 (5.1)7.8 (8.7)+2.4 (6.1)-0.1 (10.0) Elbow Extension5.0 (5.9)7.3 (8.1)+4.1 (2.1)+1.5 (3.4) GSGC Score12.2 (3.6)-1.8 (3.8)-4.0 (1.4) 10M Walk7.9 (3.0)-0.7 (1.1)-1.0 (0.1) AT2221 Tolerability/Immunogenicity ATB200 (Novel ERT) Optimized mixture of glycans Uptake/Targeting High levels of M6P and bis-M6P FVC upright, % predicted, mean (SD)52.3 (13.2)NA53.4 (20.3) GSGC Score12.6 (4.8)-0.8 (3.0)-0.9 (3.5) Cohort 3 ERT-Naiven=5n=5n=2 Timed Up 9.4 (2.9)-1.0 (1.1)-1.6 (1.0) Time on alglucosidase alfa, years, mean (SD)4.77 (1.42)a 8.9 (3.8)NA 10M Walk7.4 (3.0)-0.3 (1.6)0.1 (1.3) Cohort 1Cohort 2Cohort 3 ERT-SwitchERT-SwitchERT-Naive AmbulatoryNonambulatory(n=5) (n=11)(n=4) Age, years, mean (range)49.4 (28-66)36.0 (18-56)49.4 (24-65) Assessment,Baseline,Change From Baseline toChange From Baseline to secMean (SD)Month 6, Mean (SD)Month 9, Mean (SD) Cohort 1n=10n=9n=8 ERT-Switch Timed Up and Go10.5 (6.6)-2.2 (3.4)-0.6 (2.5)